Exhibit 99.1

CHINA AUTOMOTIVE SYSTEMS REPORTS 2018 SECOND QUARTER
unaudited FINANCIAL RESULTS

WUHAN, China, August 9, 2018 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2018.

Second Quarter 2018 Highlights

•	Net sales increased 6.9% to $125.8 million from $117.7 million in the second quarter of 2017;

•	Gross profit declined 29.3% to $17.0 million and the gross margin decreased to 13.5% from 20.4% in the second quarter of 2017;

•	Income from operations decreased to $0.6 million with an operating margin of 0.5% compared with 9.4% in the second quarter of 2017;

•	Net income attributable to parent company’s common shareholders declined to $0.8 million, or diluted earnings per share of $0.03, compared to net income attributable to parent company’s common shareholders of $8.9 million, or diluted earnings per share of $0.28, in the second quarter of 2017.

First Six Months of 2018 Highlights

•	Net sales grew 9.6% to $259.8 million, compared to $237.0 million in the first six months of 2017;

•	Gross profit decreased to $38.7 million, compared to $45.7 million in the first six months of 2017; gross margin decreased to 14.9% in the first six months of 2018, compared to 19.3% in the first six months of 2017;

•	Income from operations decreased to $5.2 million from $18.3 million with an operating margin of 2.0% compared with 7.7% in the second quarter of 2017;

•	Net income attributable to parent company’s common shareholders was $5.2 million from $14.6 million in the first six months of 2017; diluted earnings per share attributable to parent company’s common shareholders was $0.16, compared to diluted earnings per share attributable to parent company’s common shareholders of $0.46 in the first six months of 2017;

•	Net cashflow used in operating activities was $5.4 million compared with net cashflow provided of $22.1 million in the first six months of 2017.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "Our sales in the second quarter of 2018 reflect higher sales of our traditional steering products. We continue to invest more resources to develop new generations of electric power steering (“EPS”) products and other advanced steering products for future growth.”

Mr. Jie Li, chief financial officer of CAAS, commented, “We continue to enhance our financial resources while we build advanced steering products to offer a broader line of steering products to meet the changing requirements of our customers.”

Second Quarter of 2018

In the second quarter of 2018, net sales increased 6.9% to $125.8 million, compared to $117.7 million in the same quarter of 2017. Net sales of traditional steering products grew by 8.5% and the Company sold more products to its North American customers. Sales of electric power steering (“EPS”) represented 21.4% of total net sales.

Gross profit decreased to $17.0 million in the second quarter of 2018, compared to $24.1 million in the second quarter of 2017. The gross margin was 13.5% in the second quarter of 2018, versus 20.4% in the second quarter of 2017. The gross margin decreased mainly due to a lower sales price, higher unit cost and the change in product mix.

Gain on other sales was $1.0 million in the second quarter of 2018, compared to $4.6 million in the second quarter of 2017. The decrease was due to the fact that during the second quarter of 2017, the Company disposed of a building located in Jingzhou and recognized a gain of $2.2 million.

Selling expenses were $4.9 million in the second quarter of 2018, compared to $4.6 million in the second quarter of 2017. The increase was mainly due to higher logistics expenses related to increased sales during the quarter. Selling expenses represented 3.9% of net sales in the second quarter of 2018 and in the second quarter of 2017.

General and administrative expenses (“G&A expenses”) were $4.4 million in the second quarter of 2018 compared to $5.3 million in the second quarter of 2017. G&A expenses represented 3.5% of net sales in the second quarter of 2018 compared to 4.5% in the second quarter of 2017. The decrease was mainly due to a lower allowance for doubtful accounts.

Research and development expenses (“R&D expenses”) increased 5.2% to $8.1 million in the second quarter of 2018, compared to $7.7 million in the second quarter of 2017. R&D expenses continue to focus on the development of the Company’s EPS and other new products. R&D expenses represented 6.4% of sales in the second quarter of 2018, compared with 6.6% in the 2017 second quarter.

Net financial income in the second quarter of 2018 was $0.9 million compared with $0.6 million in the second quarter of 2017.

Income from operations was $0.6 million in the second quarter of 2018, compared to $11.1 million in the same quarter of 2017. The decrease was primarily due to lower gross profit and lower gain on other sales. As a percentage of net sales, the operating margin was 0.5% in the second quarter of 2018, compared to 9.4% in the second quarter of 2017.

Income before income tax expenses and equity in earnings of affiliated companies was $1.3 million in the second quarter of 2018, compared to $11.1 million in the second quarter of 2017.

Net income attributable to parent company’s common shareholders was $0.8 million in the second quarter of 2018, compared to net income attributable to parent company’s common shareholders of $8.9 million in the corresponding quarter of 2017. Diluted earnings per share were $0.03 in the second quarter of 2018, compared to diluted earnings per share of $0.28 in the second quarter of 2017. The weighted average number of diluted common shares outstanding was 31,647,305 in the second quarter of 2018, compared to 31,649,322 in the second quarter of 2017.

First Six Months of 2018

Net sales increased 9.6% to $259.8 million in the first six months of 2018, compared to $237.0 million in the first six months of 2017. Six-month gross profit was $38.7 million, compared to $45.7 million in the corresponding period last year. Six-month gross margin was 14.9% in the first six months of 2018 compared to 19.3% in the corresponding period in 2017. The gain on other sales was $2.5 million in the first six months of 2018 compared with $5.3 million in the corresponding period last year. Income from operations was $5.2 million in the first six months of 2018, compared to $18.3 million in the first six months of 2017. Operating margin was 2.0% in the first six months of 2018, compared to 7.7% in the corresponding period of 2017.

Net income attributable to parent company’s common shareholders was $5.2 million in the first six months of 2018, compared to $14.6 million in the corresponding period in 2017. Diluted earnings per share were $0.16 in the first six months of 2018, compared to diluted earnings per share of $0.46 in the corresponding period of 2017.

As of June 30, 2018, cash and equivalents, pledged cash and short-term investments were $112.4 million. Total accounts receivable including notes receivable were $283.6 million. Accounts payable were $219.4 million and short-term loans were $57.1 million. Total parent company stockholders' equity was $306.4 million as of June 30, 2018, compared to $306.1 million as of December 31, 2017.

Net cash used in operating activities was $5.4 million in the first six months of 2018 compared with net cash provided by operating activities of $22.1 million in the first six months of 2017. Payments to acquire property, plant and equipment were $17.3 million compared with $10.2 million in the first six months of 2017.

Business Outlook

Management reiterated its revenue guidance for the full year 2018 of US$520 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler Group LLC in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 29, 2018, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss
+1-212-521-4050
kevin.theiss@awakenlab.com

(Tables Follow)

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended June 30,
	2018	2017
Net product sales ($10,856 and $8,583 sold to related parties for the three months ended June 30, 2018 and 2017)	$125,782	$117,660
Cost of products sold ($7,428 and $6,283 purchased from related parties for the three months ended June 30, 2018 and 2017)	108,761	93,599
Gross profit	17,021	24,061
Gain on other sales	977	4,555
Less: Operating expenses
Selling expenses	4,887	4,555
General and administrative expenses	4,442	5,283
Research and development expenses	8,085	7,707
Total operating expenses	17,414	17,545
Income from operations	584	11,071
Other income	600	152
Interest expense	(801)	(644)
Financial income, net	897	550
Income before income tax expenses and equity in earnings of affiliated companies	1,280	11,129
Less: Income taxes	202	2,186
Equity in losses of affiliated companies	(82)	(62)
Net income	996	8,881
Net income/(loss) attributable to non-controlling interests	149	(40)
Net income attributable to parent company’s common shareholders	$847	$8,921
Comprehensive income:
Net income	$996	$8,881
Other comprehensive income:
Foreign currency translation (loss)/gain, net of tax	(17,467)	5,814
Comprehensive (loss)/income	(16,471)	14,695
Comprehensive (loss)/income attributable to non-controlling interests	(431)	155
Comprehensive (loss)/income attributable to parent company	$(16,040)	$14,540

Net income attributable to parent company’s common shareholders per share

Basic –	$0.03	$0.28

Diluted-	$0.03	$0.28
Weighted average number of common shares outstanding
Basic	31,644,004	31,644,004
Diluted	31,647,305	31,649,322

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Six Months Ended June 30,
	2018	2017
Net product sales ($21,702 and $18,121 sold to related parties for the six months ended June 30, 2018 and 2017)	$259,800	$236,968
Cost of products sold ($15,677 and $13,646 purchased from related parties for the six months ended June 30, 2018 and 2017)	221,140	191,278
Gross profit	38,660	45,690
Gain on other sales	2,490	5,343
Less: Operating expenses
Selling expenses	10,714	8,623
General and administrative expenses	8,866	9,637
Research and development expenses	16,392	14,472
Total operating expenses	35,972	32,732
Income from operations	5,178	18,301
Other income/(expense), net	1,221	(102)
Interest expense	(1,216)	(875)
Financial income, net	132	882
Income before income tax expenses and equity in earnings of affiliated companies	5,315	18,206
Less: Income taxes	790	3,376
Equity in earnings/(losses) of affiliated companies	503	(11)
Net income	5,028	14,819
Net (loss)/income attributable to non-controlling interests	(131)	184
Net income attributable to parent company’s common shareholders	$5,159	$14,635
Comprehensive income:
Net income	$5,028	$14,819
Other comprehensive income:
Foreign currency translation (loss)/gain, net of tax	(4,225)	7,443
Comprehensive income	803	22,262
Comprehensive (loss)/gain attributable to non-controlling interests	(195)	433
Comprehensive income attributable to parent company	$998	$21,829

Net income attributable to parent company’s common shareholders per share

Basic –	$0.16	$0.46

Diluted-	$0.16	$0.46
Weighted average number of common shares outstanding
Basic	31,644,004	31,644,004
Diluted	31,645,655	31,649,615

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$58,682	$64,558
Pledged cash	26,803	31,535
Short-term investments	26,902	29,587
Accounts and notes receivable, net - unrelated parties	262,733	274,989
Accounts and notes receivable, net - related parties	20,826	19,086
Advance payments and others - unrelated parties	12,464	12,790
Advance payments and others - related parties	1,006	20,841
Inventories	90,594	79,217
Total current assets	500,010	532,603
Non-current assets:
Property, plant and equipment, net	131,100	126,033
Intangible assets, net	549	661
Other receivables, net - unrelated parties	945	2,188
Advance payment for property, plant and equipment - unrelated parties	6,971	9,657
Advance payment for property, plant and equipment - related parties	6,672	5,264
Long-term investments	33,479	27,596
Deferred tax assets	13,270	13,367
Total assets	$692,996	$717,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term loans	$57,073	$72,711
Accounts and notes payable - unrelated parties	212,436	233,048
Accounts and notes payable - related parties	6,913	7,168
Customer deposits	762	1,128
Accrued payroll and related costs	7,372	8,577
Accrued expenses and other payables	41,499	40,127
Accrued pension costs	3,876	4,051
Taxes payable	10,408	5,927
Amounts due to shareholders/directors	336	343
Advances payable (current portion)	378	383
Total current liabilities	341,053	373,463
Long-term liabilities:
Long-term loans	302	306
Advances payable	355	359
Other long-term payable	10,843	-
Long-term tax payable	29,874	32,719
Deferred tax liabilities	4,175	4,393
Total liabilities	$386,602	$411,240

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued – 32,338,302 and 32,338,302 shares as of June 30, 2018 and December 31, 2017, respectively	$3	$3
Additional paid-in capital	64,406	64,406
Retained earnings-
Appropriated	10,830	10,707
Unappropriated	214,495	209,459
Accumulated other comprehensive income	13,619	17,780
Treasury stock – 694,298 and 694,298 shares as of June 30, 2018 and December 31, 2017, respectively	(2,907)	(2,907)
Total parent company stockholders' equity	300,446	299,448
Non-controlling interests	5,948	6,681
Total stockholders' equity	306,394	306,129
Total liabilities and stockholders' equity	$692,996	$717,369

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income	$5,028	$14,819
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	8,837	7,809
Increase in provision for doubtful accounts	242	1,008
Inventory write downs	3,456	2,101
Deferred income taxes	(231)	971
Equity in earnings/(losses) of affiliated companies	(503)	11
Loss/(gain) on fixed assets disposals	9	(2,202)
Changes in operating assets and liabilities
(Increase)/decrease in:
Accounts and notes receivable	6,644	6,570
Advance payments and others	(1,374)	1,241
Inventories	(16,062)	2,104
Increase/(decrease) in:
Accounts and notes payable	(15,574)	(2,932)
Customer deposits	(345)	(7)
Accrued payroll and related costs	(1,153)	(2)
Accrued expenses and other payables	2,245	(3,028)
Accrued pension costs	(96)	(307)
Taxes payable	3,484	(6,069)
Net cash (used)/provided by operating activities	(5,393)	22,087
Cash flows from investing activities:
Increase in other receivables	1,190	137
Cash received from property, plant and equipment sales	199	2,334
Payments to acquire property, plant and equipment (including $5,694 and $3,497 paid to related parties for the six months ended June 30, 2018 and 2017, respectively)	(17,299)	(10,178)
Purchase of short-term investments	(18,502)	(8,069)
Purchase of long-term time deposit	-	(5,836)
Proceeds from maturities of short-term investments	21,687	11,923
Investment under equity method	(5,957)	(730)
Cash received for related party loan repayment	20,430	-
Loan to a related party	-	(29,044)
Net cash provided/(used) in investing activities	1,748	(39,463)
Cash flows from financing activities:
Proceeds from bank loans	19,672	59,088
Repayments of bank loans	(35,664)	(34,128)
Proceeds from sale and leaseback transaction	11,758	-
Repayments of the borrowing for sale and leaseback transaction	(1,125)	-
Net cash (used)/provided by financing activities	(5,359)	24,960
Effects of exchange rate on cash, cash equivalents and pledged cash	(1,604)	1,466
Net (decrease)/increase in cash, cash equivalents and pledged cash	(10,608)	9,050
Cash, cash equivalents and pledged cash at beginning of period	96,093	61,891
Cash, cash equivalents and pledged cash at end of period	$85,485	$70,941

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows (continued)

(In thousands of USD unless otherwise indicated)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Six months Ended June 30,
	2018	2017
Cash paid for interest	$432	$354
Cash paid for income taxes	637	4,172

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Six months Ended June 30,
	2018	2017
Property, plant and equipment recorded during the period which previously were advance payments	$5,419	$10,310
Accounts payable for acquiring property, plant and equipment	107	709
Dividends payable to non-controlling interests	538	608